UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2025

Paramount Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36746	32-0439307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 237-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common stock of Paramount Group, Inc., $0.01 par value per share	PGRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

This supplement to the Definitive Proxy Statement on Schedule 14A filed on November 10, 2025 (the “Proxy Statement”), by Paramount Group, Inc., a Maryland corporation (the “Company”), is being filed to supplement the Proxy Statement as described below.

EXPLANATORY NOTE

As previously disclosed, on September 17, 2025, the Company, Paramount Group Operating Partnership LP, a Delaware limited partnership and a subsidiary of the Company (the “Operating Partnership”), Rithm Capital Corp., a Delaware corporation (“Parent”), Panorama REIT Merger Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Parent (“REIT Merger Sub”), and Panorama Operating Merger Sub LP, a Delaware limited partnership and a wholly owned subsidiary of Parent (“Operating Merger Sub” and, collectively with REIT Merger Sub and Parent, the “Parent Parties”), entered into an Agreement and Plan of Merger (as subsequently amended, the “Merger Agreement”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, (i) Operating Merger Sub will be merged with and into the Operating Partnership with the Operating Partnership surviving the merger (the “Partnership Merger”) and (ii) immediately following the consummation of the Partnership Merger, the Company will be merged with and into REIT Merger Sub with REIT Merger Sub surviving the merger (the “Surviving Entity” and such merger, “Company Merger” and, together with the Partnership Merger, the “Mergers”). Upon completion of the Mergers, the Operating Partnership and the Surviving Entity will be indirectly controlled by Parent. In connection with the Mergers, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on November 10, 2025.

Supplemental Disclosures to the Proxy Statement

The Supplemental Disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety, including the cautionary notes regarding the risks and limitations associated with relying on prospective financial information. To the extent defined terms are used but not defined herein, they have the meanings set forth in the Proxy Statement. All page references in the information below are to pages in the Proxy Statement. Paragraph references used herein refer to the Proxy Statement before any additions or deletions resulting from the supplemental disclosures.

The disclosure in the Proxy Statement in the section “The Mergers—Background of the Mergers” beginning on page 36 is hereby amended and supplemented by adding the following paragraphs to the end of the section on page 48 as follows:

On December 8, 2025, Sponsor A submitted to the Company an updated non-binding proposal to acquire 100% of the fully diluted shares of the Company’s common stock for a price of $6.95 per share in cash (the “December 8 Proposal”). The December 8 Proposal included an unsigned draft of Sponsor A’s proposed form of equity commitment letter, a description of proposed sources and uses of funds, and a proposed mark-up of the merger agreement, but did not include a debt commitment letter or the identity of, or other material information regarding, the potential sources or terms of equity financing or the amount of equity financing that would be committed by Sponsor A or its affiliates. The December 8 Proposal also indicated that Sponsor A would seek to finance the proposed transaction by assuming all of the Company’s existing indebtedness and obtaining approximately $1.56 billion of preferred and common equity financing and commercial mortgage-backed securities debt financing secured by one of the Company’s properties. The December 8 Proposal also indicated that the proposal was subject to completion of due diligence by Sponsor A and its potential financing sources, and the negotiation and finalization of the terms of its financing, which Sponsor A indicated it expected to be able to complete in two weeks. Sponsor A also indicated it would be prepared to pay the Company Termination Payment if the Company entered into the merger agreement with Sponsor A. The proposed mark-up of the merger agreement reflected in the December 8 Proposal, included, among other changes, a proposal that the Company’s ability to seek specific performance to force Sponsor A to close the transaction would be unavailable if any preferred equity financing or debt financing became unavailable to fund closing costs (subject to certain obligations to seek alternative financing), and the Company’s sole recourse for a failure to close in those circumstances would be to terminate and seek a reverse termination fee. The mark-up of the merger agreement removed Sponsor A’s previous proposal of providing collateral as part of the reverse termination fee, and did not propose a size of this reverse termination fee, the nature of the consideration to be paid in satisfaction of the reverse termination fee (i.e., cash or another form of consideration) or the identity of the entities that would guaranty the reverse termination fee obligation. The mark-up also removed a covenant of Sponsor A to cause the assumption of the Company’s existing indebtedness.

On December 9, 2025, the Board held a meeting via teleconference attended by members of management as well as representatives from BofA Securities and Latham to discuss the December 8 Proposal.

As part of these discussions, the Board reviewed with management and its advisors the terms of the December 8 Proposal, including a comparison of the December 8 Proposal to the terms of the Merger Agreement and Sponsor A’s last proposal submitted on September 12, 2025 (the “Prior Sponsor A Proposal”), as well as the terms of the Merger Agreement regarding the receipt of Competing Proposals, and the Board’s duties under applicable law with respect to evaluating and responding to the December 8 Proposal.

The Board noted that the December 8 Proposal reflected a lower price than the Prior Sponsor A Proposal and substantially less favorable terms, particularly with respect to deal certainty, than both the Prior Sponsor A Proposal and the Merger Agreement. The Board discussed, among other things, the lack of full specific performance, the removal of the proposed collateral for the reverse termination fee, and the lack of clarity as to the proposed amount or form of the reverse termination fee, as well as the potential adequacy of a capped reverse termination fee relative to the potential harm to the Company if a transaction were unsuccessful. The Board noted that the Merger Agreement provides remedies of full specific performance.

The Board also discussed in detail with management and its advisors the various material deficiencies and uncertainties reflected in the December 8 Proposal, including the lack of committed financing or the identities of the potential sources of financing, the lack of evidence of available capital from Sponsor A, the conditional nature of commercial mortgage-backed securities relative to traditional acquisition financing, the risks inherent in Sponsor A’s proposal to assume the Company’s existing indebtedness, the conditionality related to additional due diligence and negotiations with potential financing sources and the risks inherent in Sponsor A’s proposed recourse package. The Board noted that Sponsor A had failed to make progress in remedying or addressing many of the deficiencies that were identified to Sponsor A in the Prior Sponsor A Proposal prior to signing the Merger Agreement, despite significant engagement from the Company during the strategic alternatives process prior to signing the Merger Agreement to seek to remedy those deficiencies.

The Board also discussed the timing of the submission of the December 8 Proposal, including the fact that the December 8 Proposal was submitted eight days prior to the Special Meeting, the lack of engagement with Sponsor A regarding its potential interest in submitting a proposal since signing the Merger Agreement in September, and Sponsor A’s cited need for additional time before executing documentation in respect of a proposed transaction. The Board reviewed the benefits and risks inherent in continuing discussions with Sponsor A, including the potential risks if the Company were to delay the Special Meeting and the relative risks and uncertainties inherent in pursuing the December 8 Proposal as opposed to reaffirming the transactions contemplated by the Merger Agreement.

Following these discussions, the Board determined that the December 8 Proposal was not reasonably likely to lead to a Superior Proposal, and reaffirmed the Board’s recommendation that you vote “FOR” the Merger Proposal, “FOR” the Advisory Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal, and instructed management to deliver a copy of the December 8 Proposal to Rithm and to inform Rithm of the Board’s determination.

Later that day, representatives of the Company delivered to representatives of Rithm a copy of the December 8 Proposal and informed them of the Board’s determination.

Additional Information and Where to Find It

This Current Report on Form 8-K relates to the proposed mergers involving the Company. In connection with the proposed mergers, the Company filed a proxy statement on Schedule 14A with the SEC on November 10, 2025 (the “Proxy Statement”). Promptly after filing the Proxy Statement with the SEC, the Company mailed the Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed mergers. This Current Report on Form 8-K is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED MERGERS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGERS. The Proxy Statement, the preliminary proxy statement and any other documents filed by the Company with the SEC (when available) may be obtained free of charge at the SEC’s website at www.sec.gov or on the “Investors” section of our website at www.pgre.com.

Participants in the Solicitation

The Company and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed mergers. Information about the Company’s directors and executive officers and their ownership of the Company’s securities is set forth in the Proxy Statement and subsequent documents filed with the SEC.

Additional information regarding the identity of participants in the solicitation of proxies, and a description of their direct or indirect interests in the proposed mergers, by security holdings or otherwise, is set forth in the Proxy Statement and other materials filed with the SEC in connection with the proposed mergers.

Cautionary Statement Regarding Forward Looking Statements

Certain statements in this Current Report on Form 8-K regarding the proposed mergers involving the Company Parties, including any statements regarding the expected timetable for completing the proposed mergers, benefits of the proposed mergers, future opportunities for the Company, and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of, and subject to the safe harbor created by, the U.S. Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “would,” “could”, “potential,” “continue,” “ongoing,” “upside,” and “increases,” and similar expressions.

All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the Company’s ability to obtain the stockholder approval required to consummate the proposed mergers and the timing of the closing of the proposed mergers, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed mergers would not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement, (iii) the risk that stockholder litigation in connection with the proposed mergers may affect the timing or occurrence of the proposed mergers or result in significant costs of defense, indemnification and liability, (iv) unanticipated difficulties or expenditures relating to the proposed mergers, the response of business partners and competitors to the announcement of the proposed mergers, potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with tenants and other third parties as a result of the proposed mergers, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed mergers, (v) changes affecting the real estate industry and changes in market and economic conditions, including tariffs, geopolitical tensions and elevated inflation and interest rates that may adversely impact the Company or its tenants, (vi) trends in the office real estate industry including telecommuting, flexible work schedules, open workplaces and teleconferencing (vii) increased or unanticipated competition in the real estate market, (viii) the uncertainties of real estate development, acquisition and disposition activity, (ix) maintenance of REIT status, (x) fluctuations in interest rates and the costs and availability of financing, (xi) the ability to enter into new leases or renew leases on favorable terms, (xii) dependence on tenants’ financial condition, and (xiii) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading “Risk Factors” in its most recently filed report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025, as updated by the Company’s subsequent periodic reports filed with the SEC, including the Company’s report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the SEC on October 29, 2025. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Investors should not place undue reliance upon forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GROUP, INC.

Date: December 10, 2025	By:	/s/ Ermelinda Berberi
	Name:	Ermelinda Berberi
	Title	Executive Vice President, Chief Financial Officer and Treasurer